As filed with the Securities and Exchange Commission on December 1, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 1, 2006

BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-6523 (Commission File Number)	56-0906609 (IRS Employer Identification No.)

100 North Tryon Street
Charlotte, North Carolina 28255
(Address of principal executive offices)

(704) 386-8486
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02.     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

                        On December 1, 2006, Alvaro G. de Molina announced his intention to resign from his position as the Chief Financial Officer of  Bank of America Corporation (the "Registrant").

                        Also on December 1, 2006, Joe Price, 45, was named to succeed Mr. de Molina as Chief Financial Officer of the Registrant. Mr. Price joined the Finance Group of the Registrant in 1993 and has served in various capacities since that time. Mr. Price has been the Risk Management Executive for Global Corporate and Investment Banking since April 2003. From July 2002 to April 2003 he served as the Corporate Strategy and Consumer Special Assets Executive; from November 1999 to July 2002 he served as the President Consumer Finance; from July 1997 to October 1999 he served as the Corporate Risk Evaluation Executive and General Auditor; from May 1995 to July 1997 he served as Controller; and from January 1993 to May 1995 he served as the Accounting Policy and Finance Manager.

                       Mr. Price will assume the CFO position on January 1, 2007 with compensation commensurate with his new responsibilities. Mr. de Molina will assist in the transition through the end of the first quarter of 2007 and will leave the CFO role on December 31, 2006.

                       A copy of the press release announcing the events described above is attached as Exhibit 99.1 and is incorporated in this report by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Bank of America Corporation News Release dated December 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:       /s/ TERESA M. BRENNER
                                                                                         Teresa M. Brenner
                                                                                         Associate General Counsel

Dated:  December 1, 2006

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Bank of America Corporation News Release dated December 1, 2006